(MKS LOGO)

EXHIBIT 99.1

Contact: Ronald C. Weigner
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5576

MKS Instruments Reports Revised Third Quarter 2009 Guidance
and Announces Earnings Conference Call

Andover, MA, October 5, 2009 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today announced that third quarter revenues and non-GAAP earnings will exceed the high end of its guidance. Third quarter revenue could increase approximately 34% sequentially, ranging from $105 million to $107 million, and surpassing the Company’s high end guidance of $92 million. The Company expects to return to profitability on a non-GAAP basis and could see non-GAAP net income of approximately $0.02 to $0.04 per diluted share, compared to its original guidance of a net loss of ($0.18) to ($0.07) per basic share. GAAP net loss in the third quarter, which includes the effect of a lower effective income tax benefit, could be approximately ($0.14) to ($0.11) per basic share.

Leo Berlinghieri, Chief Executive Officer and President, said, “The increase in our business reflects the higher levels of sales at our semiconductor OEM customers and is consistent with recent, positive announcements by industry research firms. Chip unit sales are increasing, semiconductor front end equipment utilization rates are now above 95%, and a number of our Semiconductor OEM customers have increased their third quarter revenue guidance. As we have demonstrated this quarter, we are well positioned to meet the increased demand. ”

Management will release third quarter, 2009, financial results prior to market opening on Thursday, October 22, 2009. A conference call will be held the same day and is scheduled for 8:30 a.m. (Eastern Time). Dial-in numbers are 1-888-549-7880 for domestic callers and 480-629-9866 for international callers. The call will be broadcast live and available for replay at www.mksinstruments.com. To hear a telephone replay through October 29, 2009, dial 303-590-3030, pass code 4163117#.

The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude costs associated with acquisitions and special items and include a normalized income tax rate, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, electrostatic charge management, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation, and environmental monitoring.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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